UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2008

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway Jefferson, Louisiana (Address of principal executive offices)		70121 (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
     (c) Effective June 26, 2008, Stewart Enterprises, Inc. (the “Company”) appointed Kenneth G. Myers, Jr., 51, as Senior Vice President of Operations. Prior to his appointment as Senior Vice President of Operations, Mr. Myers served as Senior Vice President of Finance of the Company since February 20, 2006. He served as a consultant to the Company from February 2005 to February 2006. From July 2004 through February 2006, he provided consulting services specializing in Sarbanes-Oxley compliance. From 2001 to 2004, he was the Chief Executive Officer, President and Director of Conrad Industries, Inc., a company engaged in the construction and repair of government and commercial marine vessels. He served as Vice President of Northrop Grumman Avondale Industries, Inc.
     As Senior Vice President of Operations, Mr. Myers will receive an annual salary of $300,000 and participate in the Company’s annual incentive plan. For fiscal year 2008, his maximum annual incentive award is 130% of his base salary for the number of days he is employed as Senior Vice President of Operations, and 50% of his base salary for the number of days he is employed as Senior Vice President of Finance.
     In addition, Mr. Myers received 10,000 shares of restricted stock, vesting over three years based on the achievement of certain Company return on equity targets, and options to purchase 22,500 shares of Class A common stock, vesting over three years based on the achievement of certain Company stock price targets. The options have a seven-year term. Mr. Myers is also a participant in the Retention Plan disclosed in our Form 8-K filed June 20, 2008.
     A copy of the press release announcing Mr. Myers’ appointment as Senior Vice President of Operations is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
      (d)  Exhibits

99.1	Press Release dated June 26, 2008 announcing appointment of Kenneth G. Myers, Jr. as Senior Vice President of Operations

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
June 30, 2008	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated June 26, 2008 announcing appointment of Kenneth G. Myers, Jr. as Senior Vice President of Operations